EXHIBIT 10.1

FORM OF EXCHANGE AGREEMENT

April 16, 2007

Veeco Instruments Inc.

100 Sunnyside Boulevard, Suite B

Woodbury, New York 11797

Re:          Exchange of Convertible Subordinated Notes Listed on Appendix A

Ladies and Gentlemen:

The undersigned (the “Holder”) owns the principal amount of 4.125% Convertible Subordinated Notes due December 21, 2008 (the “Old Notes”) of Veeco Instruments Inc., a Delaware corporation (the “Company”), set forth on Appendix A hereto.  The Holder desires to exchange the Old Notes set forth on Appendix A for a principal amount of the Company’s newly issued 4.125% Convertible Subordinated Notes due April 15, 2012 (the “New Notes”) at an exchange ratio of $991.70 principal amount of New Notes for each $1,000 principal amount of Old Notes exchanged, plus a cash payment by the Company to the Holder equal to the accrued and unpaid interest on the Old Notes to, but not including, the Settlement Date (defined below) (the “Interest Payment”).  The terms of the New Notes will be substantially as described in the Company’s preliminary offering memorandum dated April 12, 2007, as supplemented by the three-page supplement thereto dated April 16, 2007 (the “Preliminary Offering Memorandum”) and the initial conversion rate for each $1,000 principal amount of New Notes will be 36.7277 shares of Company common stock (equivalent to an initial conversion price of approximately $27.2274 per share).  The New Notes will be issued pursuant to an Indenture dated as of April 16, 2007, by and between the Company, as issuer, and U.S. Bank Trust National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto to be dated as of April 20, 2007 (as supplemented, the “New Notes Indenture”).

This letter agreement (the “Exchange Agreement”) sets forth the agreement between the Company and the Holder regarding the terms upon which the Company will exchange the New Notes for the Old Notes.  In connection with this exchange, the Company and the Holder hereby agree as follows:

1.             Exchange of the Notes.

(a)   On the terms and subject to the conditions of this Exchange Agreement, the Company hereby agrees to sell, transfer and deliver to the Holder, and the Holder agrees to accept from the Company, New Notes and the Interest Payment in exchange for Old Notes.  The principal amount of New Notes set forth on Appendix A and the Interest Payment calculated as set forth on Appendix A will be exchanged for the principal amount of Old Notes set forth on Appendix A.

(b)   On a date to be agreed upon between the Company and the Holder (but in no event later than the fourth (4th) business day after the date of this Exchange Agreement) (the “Settlement Date”), the Holder will deliver the Old Notes in accordance with the Old Notes Indenture (defined below) for the transfer of securities and the Deposit/Withdrawal at Custodian (“DWAC”) procedures of The Depository Trust Company (“DTC”) free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind (other than those arising from acts of the Company or its affiliates).  Upon receipt of the Old Notes as transferred through the DWAC procedures of DTC, the Company shall issue New Notes and make the Interest Payment to the Holder in accordance with the New Notes Indenture and the DWAC procedures of DTC free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind (other than those arising from acts of the Holder or its affiliates).

2.             Representations, Warranties and Agreements of the Holder.  The Holder hereby represents and warrants to the Company and agrees as follows:

(a)   The Holder is a corporation or other entity, as specified on the signature page of this Exchange Agreement, duly organized, validly existing and in good standing under the laws of the jurisdiction identified on the signature page of this Exchange Agreement.  The Holder has all requisite entity level power and authority to enter into this Exchange Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All entity level acts and other proceedings required to be taken by the Holder to authorize the execution, delivery and performance of this Exchange Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.  This Exchange Agreement has been duly executed and delivered by the Holder and, assuming due execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity.

(b)   The Holder has good and valid title to the Old Notes, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.  Upon delivery to the Company of securities representing the Old Notes, as transferred through the DWAC procedures of DTC, and upon the Holder’s receipt of the New Notes and the Interest Payment, good and valid title to the Old Notes will pass to the Company, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind (except for those arising from acts of the Company or its affiliates).

(c)   The Holder acknowledges that (i) it has reviewed the Company’s filings with the Securities and Exchange Commission (the “SEC”) since February 28, 2007, and (ii) it understands that the rights and privileges of holders of the New Notes (set forth in the New Notes Indenture), may be substantially different from the rights of holders of the Old Notes

(set forth in that certain Indenture, dated as of December 21, 2001, by and between the Company and the Trustee (as successor in interest), relating to the Old Notes (the “Old Notes Indenture”)).

(d)   The Holder has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the transactions contemplated hereby and acquiring the New Notes in connection therewith and has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of such transactions.  The Holder acknowledges receipt of the Preliminary Offering Memorandum and a draft of the New Notes Indenture.  In entering into this Exchange Agreement and the transactions contemplated hereby, the Holder acknowledges that it has and is acting for itself and not at the direction or instruction of any other person, including without limitation, the Company, and the Holder has not, is not and will not hold itself out as, an agent of the Company in connection with the transactions contemplated hereby or in connection with any subsequent sale of the New Notes.

(e)   The Holder represents that it is acting solely as principal and has not received any commission or remuneration (other than trading profits) in connection with this transaction.  The Holder further represents that the transactions contemplated in this Exchange Agreement were privately negotiated and it has not been solicited by any person in connection with this transaction.  The terms of this Exchange Agreement are the result of negotiations between the Holder and the Company.

(f)    The Holder also understands that the Company is issuing the New Notes and the Interest Payments delivered pursuant to this letter agreement in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) thereof in reliance, in part, on the accuracy of the Holder’s representations, warranties and agreements herein.  The Holder agrees that any resale of the New Notes will be in accordance with the provisions of the Federal securities laws.

3.             Representations, Warranties and Agreements of the Company.  The Company hereby represents and warrants to the Holder and agrees as follows:

(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  The Company has all requisite corporate power and authority to enter into this Exchange Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Exchange Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.  This Exchange Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i)

bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity.

(b)   The issuance of the New Notes is exempt from the registration requirements of Section 5 of the Securities Act, pursuant to the exemption contained in Section 3(a)(9) thereof.  The New Notes will not be “restricted securities” within the meaning of Rule 144 under the Securities Act and will be freely transferable by the Holder.  Accordingly, any certificates representing the New Notes will not bear any restrictive legends.

(c)   The New Notes, when issued and delivered by the Company to the Holder in exchange for the Old Notes pursuant to this Exchange Agreement and when duly executed and authenticated at closing by the Trustee, will be (i) legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (except that such enforcement may be subject to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (y) general principles of equity); and (ii) will be free clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind (other than those arising from acts of the Holder or its affiliates); and (iii) the Holder will be entitled to the benefits of the New Notes Indenture.

(d)   The Company is not and, after giving effect to the issuance of the New Notes, will not be, (i) in violation of its charter or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its parties is subject that could reasonably be expected to have a material adverse effect on the business or financial condition of the Company, or (iii) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to it or any of its assets or properties (whether owned or leased) that could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.  To the best knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

(e)   The documents incorporated by reference in the Preliminary Offering Memorandum (the “Incorporated Documents”), at the time they were or hereafter are filed with the SEC, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the SEC thereunder.  As of their respective dates, neither the Incorporated Documents nor the Preliminary Offering Memorandum contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The terms of the New Notes will be in all material respects as described in the Preliminary Offering Memorandum.

(f)    The authorized, issued and outstanding shares of capital stock of the Company as of December 31, 2006 are as set forth in the Preliminary Offering Memorandum under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the Preliminary Offering Memorandum or pursuant to the exercise of convertible securities or options referred to or incorporated by reference in the Preliminary Offering Memorandum).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase granted by the Company or to which the Company is a party, or equity or debt securities of the Company convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Preliminary Offering Memorandum or the Incorporated Documents.

(g)   Since the respective dates as of which information is given in the Incorporated Documents, no event or circumstance has occurred or arisen which has had, or would reasonably be expected to, individually or in the aggregate, have, a Material Adverse Effect on the Company or its subsidiaries.  As used herein, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries, taken as a whole, or would materially adversely affect the ability of the Company to perform its obligations under this Agreement or the New Notes; provided, however, that to the extent any effect, change, events, circumstances or development is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a “Material Adverse Effect”: (i) the announcement of the execution of this Agreement, actions contemplated by this Agreement or the performance of obligations under this Agreement, (ii) factors affecting the economy or financial markets as a whole, provided that the Company and its subsidiaries are not materially disproportionately affected thereby, (iii) failure to meet internal or analyst financial forecasts, in and of itself, (iv) any change in the market price or trading volume of the Company’s common stock, par value $0.01 per share (the “Common Stock”) after the date hereof, in and of itself, or (v) the suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market.

(h)   The Company has not retained or authorized the Holder to act on its behalf in connection with the Old Notes, and no broker, finder or other person has been retained by or authorized to act on behalf of the Company in connection with the transactions contemplated hereby, and the Company has not paid or given, directly or indirectly, any commission or other remuneration, to any person, for soliciting the acquisition of the Old Notes or the exchange as contemplated hereby.

(i)    The Company’s Common Stock issuable upon conversion of the New Notes has been duly reserved for issuance, and upon issuance in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable.  Such Common Stock will be transferable by the Holder to the same extent as the Common Stock  issuable upon conversion of the Old Notes.  Accordingly, any certificates representing such Common Stock will only bear the restrictive legends (if any) required by the New Notes Indenture.

(j)    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or under the New Notes Indenture, in connection with the actions contemplated by this Agreement, or for the due execution, delivery or performance by the Company of this Agreement, or the New Notes Indenture, except such as have been already obtained or as may be required under the Securities Act, the 1934 Act, the Trust Indenture Act of 1939, as amended, or in connection with state securities laws.

4.     Notices.  All notices and other communications under this letter agreement, including any notices with respect to the transfer of the New Notes, shall be in writing and shall be deemed given (a) when delivered personally, (b) one business day after being delivered to a nationally recognized overnight courier or (c) when sent by facsimile or electronic mail (with confirmation of transmission received by the sender) to the parties at the addresses (or at such other address as shall be specified by like notice):

If to the Company:

Veeco Instruments Inc.

100 Sunnyside Boulevard, Suite B

Woodbury, New York 11797

Attention:              General Counsel

Facsimile No.:       516-677-0380

If to the Holder:

As set forth on the signature page of this Exchange Agreement

5.     Confidentiality.  Each of the Company and the Holder represent that it has not disclosed any information regarding discussions relating to this Exchange Agreement and each has directed its representatives not to disclose any such information.  Prior to the issuance of the press release contemplated by Section 6, except as required by law or any regulation (including any regulation of The NASDAQ National Market), neither the Company nor the Holder shall disclose the existence of this Exchange Agreement or any of the provisions contained herein without the prior written consent of the other, which consent will not be unreasonably withheld or delayed.  Notwithstanding the foregoing, each of the Company and the Holder may disclose this Exchange Agreement to its respective outside legal counsel, independent auditors or advisors.  The separate confidentiality agreement executed by the Holder relating to the matters contemplated by this Agreement and the confidentiality provisions of this Section 5 shall terminate upon the public issuance by the Company of the press release contemplated by Section 6.

6.     Press Release; SEC Reports.  Notwithstanding anything contrary in Section 5, the Company may issue a press release or press releases on or after the execution of this Exchange Agreement announcing the execution of this Agreement and/or the issuance of the New Notes, and file or furnish such press release(s) with or to the SEC on a Current Report on Form 8-K promptly thereafter, which Current Report on Form 8-K may include this Exchange Agreement or a form of agreement as an exhibit.  Notwithstanding the foregoing, no such press release issued by the Company shall name the Holder or affiliates of the Holder without the Holder’s prior written consent, unless required by law (in which case prior notice to the Holder shall be given).

7.     Amendment.  Neither this Exchange Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by the parties hereto or, in the case of a waiver, signed by the party waiving compliance.

8.     Governing Law; Jurisdiction.  This Exchange Agreement shall be governed by the laws of the State of New York, without regard to any conflicts of law principles.  By its execution and delivery of this Exchange Agreement, each party irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter arising out of or in connection with this Exchange Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the courts of the State of New York, County of New York, or in the United States District Court for the Southern District of New York.  By execution and delivery of this Exchange Agreement, each party irrevocably and unconditionally accepts and submits itself to the nonexclusive jurisdiction of such courts with respect to any such action, suit or proceeding.

9.     Counterparts.  This Exchange Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts will together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as a delivery of a manually executed counterpart of this Exchange Agreement.

10.   Entire Agreement.  This Exchange Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

11.   Assignment.  Neither this Exchange Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or the Holder without the prior written consent of the other.

12.   Successors and Assigns.  Subject to Section 11, this Exchange Agreement shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, administrators and representatives.

13.   No Third-Party Beneficiaries.  This Exchange Agreement shall be solely for the benefit of the parties hereto, and no other person or entity shall be a third-party beneficiary of this Exchange Agreement.

14.   Severability.  The unenforceability or invalidity of any term or provision of this Exchange Agreement in any situation in any jurisdiction shall not affect the enforceability or validity of the remaining terms and provisions or the enforceability of the offending term or provision in any other situation or in any other jurisdiction.

15.   Certain Terms.  The term “affiliate” as used in this Exchange Agreement shall mean, with respect to a specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified.

*     *     *     *     *

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Holder a counterpart hereof, whereupon this letter agreement, along with all counterparts, will become a binding agreement between the Holder and the Company in accordance with its terms.

Very truly yours,

,
a organized under the laws of , on behalf of the Holder(s) listed on Appendix A

By:
Name:
Title:
Address:

Facsimile No.:

Confirmed and agreed to as
of the date first above written:

VEECO INSTRUMENTS INC.

By:
Name:
Title:

Appendix A

Each Holder listed below enters into the Exchange Agreement and makes the agreements, representations and warranties contained therein with respect to the Old Notes set forth opposite its name below.

Old Notes:  4.125% Convertible Subordinated Notes due December 21, 2008  (CUSIP #922417 AB6)

New Notes:  4.125% Convertible Subordinated Notes due April 15, 2012  (CUSIP #922417 AC4)

Holder	Principal Amount of Old Notes to be Delivered by Holder	Principal Amount of New Notes to be Delivered by the Company	Interest Payment to be Made by the Company (daily rate)	Cash in lieu of Fractional New Notes